10f-3 Transactions Summary
Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund
North Carolina Muni
Security
NC Med Care
Advisor
EIMCO
Transaction Date
10/22/2010
Cost
3,500,000.00
Offering Purchase
1.9000
Broker
Citi
Underwriting Syndicate Members
Wells Fargo
JP Morgan

Fund
North Carolina Muni
Security
Charlotte Mecklenburg
Advisor
EIMCO
Transaction Date
8/14/2009
Cost
4,500,000.00
Offering Purchase
2.0200
Broker
Merrill Lynch
Underwriting Syndicate Members
Wachovia

Fund
North Carolina Muni
Security
North Carolina Muni Power
Advisor
EIMCO
Transaction Date
9/14/2009
Cost
1,018,430.00
Offering Purchase
0.3480
Broker
Morgan Stanley
Underwriting Syndicate Members
Wells Fargo
Barclays Capital

Fund
North Carolina Muni
Security
North Carolina Eastern Muni Power
Advisor
EIMCO
Transaction Date
9/17/2009
Cost
5,000,000.00
Offering Purchase
1.7878
Broker
Citi
Underwriting Syndicate Members
Wells Fargo
Barclays Capital